Exhibit 99.1

NEWS Contact: Laurie Schalow (949) 524-4035 MediaRelations@chipotle.com

CHIPOTLE ANNOUNCES RETIREMENT OF CFO JACK HARTUNG IN 2025

CHIPOTLE VETERAN ADAM RYMER NAMED SUCCESSOR

NEWPORT BEACH, Calif., July 9, 2024 —Chipotle Mexican Grill (NYSE: CMG) today announced that after nearly 25 years with the Company, Jack Hartung has decided to retire effective March 31, 2025. Hartung has served as Chief Financial Officer since 2002.

The Company also reported that Adam Rymer, a 15-year Chipotle veteran will assume the role of Chief Financial Officer, beginning January 1, 2025. Rymer joined Chipotle in 2009 and currently serves as Vice President of Finance, overseeing its Corporate Finance, Field Finance and Investor Relations functions. During his entire tenure at Chipotle, he has reported directly or indirectly to and been mentored by Hartung, as well as held a variety of finance positions of increasing responsibility. Rymer will serve on Chipotle’s executive leadership team and report to Brian Niccol, Chairman and Chief Executive Officer. Hartung will continue in his current position through the end of the year and will remain with the Company until March 31, 2025 to help ensure a smooth transition.

“I want to thank Jack for his friendship, leadership, and many contributions to Chipotle,” said Brian Niccol, Chairman and CEO. “Jack is one of the best CFOs in the business, and he has played an instrumental role in helping Chipotle deliver unprecedented growth while building our culture and multiple, strong teams with deep expertise. I’m also pleased to have Adam Rymer succeed Jack as CFO which is a testament to our strong talent bench and thoughtful succession planning. I am confident he is the right leader to take on this important role and continue to deliver on our purpose, culture and financial success.”

Hartung stated, “It has truly been an honor and a privilege to serve as Chipotle’s CFO and deliver on our purpose of Cultivating a Better World. I have been fortunate to work for such a great brand with amazing people, and I am proud of the significant impact we have made on elevating food culture, as well as successfully driving our compelling growth strategy and unlocking considerable shareholder value over the years.” “I started working with Chipotle when there were less than 200 restaurants, and with over 3,500 today, I’m confident Chipotle has a long runway of profitable growth ahead led by the best team in the industry.”

“I’ve had the privilege of working with Adam Rymer for the last 15 years and I am confident that his deep understanding of Chipotle and the restaurant industry, coupled with his strong financial and senior leadership experience, will help to ensure Chipotle’s future success,” Hartung added.

NEWS

Contact: Laurie Schalow

(949) 524-4035

MediaRelations@chipotle.com

In addition, Jamie McConnell will assume the role of Chief Accounting and Administrative Officer on January 1, 2025, reporting to Rymer. Since joining Chipotle in 2018, McConnell has reported directly to and been mentored by Hartung. She currently serves as Vice President, Controller, with responsibility for the Corporate Accounting, Financial Reporting, Tax, Internal Audit, Accounting Shared Services, Licensing and Payroll functions. McConnell’s breadth of finance experience and Chipotle tenure will further support a smooth transition.

“Jamie has provided great leadership, built strong teams, and has taken on increasingly challenging responsibilities since she joined Chipotle. I have complete confidence that Adam and Jamie, along with a deep bench of financial and accounting talent, will help take Chipotle to the next level in the coming years,” added Hartung.

About Chipotle

Chipotle Mexican Grill, Inc. (NYSE: CMG) is cultivating a better world by serving responsibly sourced, classically-cooked, real food with wholesome ingredients without artificial colors, flavors or preservatives. There are nearly 3,500 Chipotle restaurants in the United States, Canada, the United Kingdom, France, Germany, and Kuwait and it is the only restaurant company of its size that owns and operates all its restaurants in North America and Europe. Chipotle is ranked on the Fortune 500 and is recognized on Fortune’s Most Admired Companies 2024 list and Time Magazine’s Most Influential Companies. With over 120,000 employees passionate about providing a great guest experience, Chipotle is a longtime leader and innovator in the food industry. Chipotle is committed to making its food more accessible to everyone while continuing to be a brand with a demonstrated purpose as it leads the way in digital, technology and sustainable business practices. For more information or to place an order online, visit WWW.CHIPOTLE.COM.